Exhibit 10.5
FORM OF
MANAGEMENT SERVICES AGREEMENT
     THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is entered into as of [•], 2007, by and between EchoStar Communications Corporation, a Nevada corporation (“ECC”), and EchoStar Holding Corporation, a Nevada corporation (the “Company”).
     WHEREAS, the Board of Directors of ECC has determined that it is appropriate and desirable to separate ECC and the Company into two publicly-traded companies by separating from ECC and transferring to the Company ECC’s non-consumer related businesses and related assets and liabilities (the “Separation”); and
     WHEREAS, ECC and the Company have entered into that certain Separation Agreement, dated as of [•], 2007 (the “Separation Agreement”), in order to carry out, effect and consummate the Separation; and
     WHEREAS, the Company and ECC believe that it is in their mutual interests for the Company to obtain management services from ECC in connection with the operation of its business after the Separation and for the Company to compensate ECC for the performance of such management services; and
     WHEREAS, the parties desire to set forth in this Agreement the management services to be provided by ECC to the Company and the basis upon which ECC shall be compensated by the Company.
     NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree, intending to be legally bound, as follows.
ARTICLE I
Definitions
     Section 1.1 Definitions. Unless otherwise defined herein, each capitalized term shall have the meaning specified for such term in the Separation Agreement. As used in this Agreement:
     (a) “Agreement” means this Management Services Agreement, the provisions of the Separation Agreement referenced herein and all Schedules attached hereto and incorporated herein by this reference and all amendments, modifications and changes hereto and thereto.
     (b) “Allocated Employee Expenses” has the meaning set forth in Section 3.1 hereof.
     (c) “Bankruptcy Event” will be deemed to have occurred with respect to the Company or ECC, as the case may be, upon the Company’s or ECC’s (as applicable) insolvency, general assignment for the benefit of creditors, the voluntary commencement by the Company or ECC (as applicable) of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or consolidation of the Company’s or ECC’s (as applicable) debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for the Company or ECC

(as applicable) or for all or any substantial part of the Company’s or ECC’s (as applicable) assets (each, a “Bankruptcy Proceeding”), or the involuntary filing against the Company or ECC (as applicable) of any Bankruptcy Proceeding that is not stayed within 60 days after such filing.
     (d) “Change in Control” will be deemed to have occurred, with respect to the Company or ECC, as the case may be, if a merger, consolidation, binding share exchange, acquisition, or similar transaction (each, a “Transaction”), or series of related Transactions, involving the Company or ECC (as applicable) occurs as a result of which the voting power of all voting securities of the Company or ECC (as applicable) outstanding immediately prior thereto represent (either by remaining outstanding or being converted into voting securities of the surviving entity) less than 50% of the voting power of the Company or ECC (as applicable) or the surviving entity outstanding immediately after such Transaction (or if the Company or ECC (as applicable) or the surviving entity after giving effect to such Transaction is a subsidiary of the issuer of securities in such Transaction, then the voting power of all voting securities of the Company or ECC (as applicable) outstanding immediately prior to such Transaction represent (by being converted into voting securities of such issuer) less than 50% of the voting power of the issuer outstanding immediately after such Transaction.
     (e) “Company Indemnified Parties” means the Company and its Subsidiaries and each of their Affiliates, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing.
     (f) “ECC Indemnified Parties” means ECC and its Subsidiaries and each of their Affiliates, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing.
     (g) “Expenses” means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).
     (h) “Initial Term” has the meaning set forth in Section 4.1 hereof.
     (i) “Look Back Period” has the meaning set forth in Section 5.3 hereof.
     (j) “Management Employees” means the employees of ECC listed on Schedule 2.1 hereto.
     (k) “Management Services” has the meaning forth in Section 2.1 hereof.
     (l) “Renewal Term” has the meaning set forth in Section 4.1 hereof.
     (m) “Third Party” means a Person that is not an Affiliate of any party hereto.

ARTICLE II
Performance of Services
     Section 2.1 Description of the Services. Following the Distribution Date, ECC shall provide, with respect to each of the Management Employees, the management services specified in Schedule 2.1 (the “Management Services”) to the Company or its Subsidiaries, in accordance with the terms and conditions for such Management Services listed in Schedule 2.1.
     Section 2.2 Schedules Update. To the extent any Management Services are mischaracterized in any Schedule 2.1, ECC and the Company shall negotiate in good faith to amend Schedule 2.1 as appropriate.
ARTICLE III
Compensation For Providing Services
     Section 3.1 Allocated Employee Expenses.
     The Company shall pay ECC for the Management Services based on an allocated portion of the personnel costs and related expenses that are incurred by ECC in connection with the Management Services performed by it under this Agreement (collectively, the “Allocated Employee Expenses”). The Allocated Employee Expenses shall be set forth in, or determined from time to time in the manner set forth in Schedule 3.1 attached hereto, as such Schedule 3.1 may be periodically amended and revised by the parties.
     Section 3.2 Adjustment To Allocated Employee Expenses. The Allocated Employee Expenses shall be estimated at the beginning of each calendar year based on the anticipated Management Services to be provided to the Company during the upcoming calendar year. ECC and the Company shall review and evaluate the Allocated Employee Expenses for reasonableness annually and shall negotiate in good faith to reach agreement on any appropriate adjustment to the Allocated Employee Expenses based on such review and evaluation, including updating the aggregate salaries and benefits of Management Employees (and any other costs or expenses included in Allocated Employee Expenses), revising the allocated percentages of time spent providing Management Services to the Company and agreeing on the appropriate effective date (which may be retroactive) of any such adjustment to the Allocated Employee Expenses. The initial review of and adjustment to the Allocated Employee Expenses shall be effective as of [January 1], 2009. Nothwithstanding the foregoing, ECC and the Company may mutually agree to review, evaluate and/or make adjustments to the Allocated Employee Expenses at any time.
     Section 3.3 Cost Reimbursement. In addition to the Allocated Employee Expenses payable pursuant to Section 3.1, the Company also shall reimburse ECC for all direct out-of-pocket costs (with no markup) incurred by ECC, unless such costs are paid directly by the Company, for postage and out-of-town courier service charges, for any applicable software license fees attributable to desktop or laptop computers utilized by Management Employees, and for expenses incurred by Management Employees related to Management Services performed on behalf of the Company, including travel and meals and entertainment related to such Management Services, and for any other miscellaneous expenses that may be incurred by ECC on behalf of the Company.

     Section 3.4 Payment Procedures.
     (a) The Company shall pay ECC, by wire or intrabank transfer of funds or in such other manner specified by ECC to the Company, in arrears on or before the last day of each calendar month beginning [•], 2008, the Allocated Employee Expenses then in effect.
     (b) Any reimbursement to be made by the Company to ECC pursuant to Section 3.3 shall be paid by the Company to ECC within 60 days after receipt by the Company of any invoice therefor, by wire or intrabank transfer of funds or in such other manner as specified by ECC to the Company. ECC shall invoice the Company monthly for reimbursable expenses incurred by ECC on behalf of the Company during the preceding calendar month. Any invoice or statement pursuant to this Section 3.4(b) shall be accompanied by supporting documentation in reasonable detail with respect to the actual costs or expenses incurred by ECC for which ECC is entitled to reimbursement.
     (c) For the avoidance of doubt, Allocated Employee Expenses, and reimbursements pursuant to Section 3.3 or Section 3.5, as applicable, shall be paid to ECC as specified in this Article III, but in no event later than March 15 of the calendar year following the calendar year in which such Allocated Employee Expenses were incurred.
     Section 3.5 Allocation by Agreement. Notwithstanding the preceding provisions of this Article III, ECC and the Company may agree that the Company’s payment to ECC of a fixed amount shall be full reimbursement as to any item for which ECC may be entitled to reimbursement under this Agreement. As to any item that is the subject of such agreement, the amount of the reimbursement fixed by such agreement shall control, it being agreed, however, that as to any item that is not the subject of an agreement, the preceding provisions of Article III shall apply.
ARTICLE IV
Term
     Section 4.1 Term Generally. The term of this Agreement shall commence on the Distribution Date and shall continue until the first anniversary of the Distribution Date (the “Initial Term”) and shall be renewed automatically for successive one-year periods thereafter (each a “Renewal Term”), unless earlier terminated in accordance with Section 4.3.
     Section 4.2 Certain Services Discontinued. At any time during the Initial Term or any Renewal Term, upon at least 180 days’ prior notice by ECC to the Company or 30 days’ prior notice by the Company to ECC, either ECC or the Company may elect to discontinue providing to the Company or obtaining from ECC some or all of the Management Services described in Section 2.1. In such event, ECC’s obligation to provide any Management Services that have been discontinued pursuant to this Section 4.2, and the Company’s obligation to compensate ECC for any such Management Services, shall cease as of the end of such 180-day period or 30-day period, as the case may be, or such later date as may be specified in the notice, and this Agreement shall remain in effect with respect to any Management Services that have not been so discontinued. Each party shall remain liable to the other for any required payment or performance accrued prior to the effective date of discontinuance of any Management Service or termination of this Agreement in its entirety.

     Section 4.3 Termination. This Agreement shall be terminated upon the occurrence of the following events:
     (a) at any time upon at least 30 days’ prior written notice by the Company to ECC;
     (b) at the end of any Renewal Term upon at least 180 days’ prior written notice by ECC to the Company;
     (c) immediately upon notice (or at any time specified in such notice) by ECC to the Company if a Change in Control or Bankruptcy Event occurs with respect to the Company; or
     (d) immediately upon notice (or at any time specified in such notice) by the Company to ECC if a Change in Control or Bankruptcy Event occurs with respect to ECC.
     Upon any termination of this Agreement in accordance with this Section 4.3, the Initial Term or Renewal Term then in effect shall also terminate.
ARTICLE V
Management Employees
     Section 5.1 Supervision. ECC shall be responsible for hiring, supervising, instructing, discharging, and otherwise managing the Management Employees, and administering any employee benefit plans applicable to such employees. The Company acknowledges that the Management Employees also shall be performing services for ECC and may be performing services for certain Subsidiaries and Affiliates of ECC.
     Section 5.2 Employer. Notwithstanding the Management Services provided by Management Employees to the Company, the parties acknowledge that ECC is and shall remain the employer of all Management Employees and shall be responsible for the employment and training of all Management Employees and for the payment of salaries, wages, benefits (including health insurance, retirement, and other similar benefits, if any) and other compensation applicable to all Management Employees. All Management Employees shall be subject to the personnel policies of ECC and shall be entitled to participate in ECC’s employee benefit plans to the same extent as similarly situated employees of ECC performing services in connection with ECC’s business. ECC shall be responsible for the payment of all federal, state, and local withholding taxes on the compensation of all Management Employees and other such employment related taxes as are required by law. The Company shall cooperate with ECC to facilitate ECC’s compliance with applicable federal, state, and local laws, rules, regulations, and ordinances applicable to the employment of all Management Employees by ECC and their provision of Management Services to the Company under this Agreement.
     Section 5.3 Additional Employee Provisions. ECC shall have the right to terminate the employment of any Management Employee at any time. A portion of any severance payments payable to any Management Employee spending 50% or more of such person’s time over the Look-Back Period (as defined below) in connection with providing Management Services to the Company at the Company’s request who separates from service with ECC during the Initial Term or any Renewal Term shall be allocated to the Company, as an additional Allocated Employee Expense with respect to the month of such separation from service, based on the percentage determined by dividing the total number of months that such person was a Management Employee providing Management Services to the Company on a 50% or greater basis by the total number of months that such person was employed by ECC or its predecessors, in each case to the extent taken into account for purposes of determining any severance payments payable to such person, or such other basis upon which the amount of the severance payments payable to such person may be determined, multiplied by the percentage of such person’s time devoted to providing Management Services to the Company, in each case with the percentage of such person’s time devoted to providing Management Services to the Company determined for the one-year period (or such applicable shorter period of time if such Management Employee was a Management Employee for less than one year) immediately preceding the date of separation of service (the “Look Back Period”). The Company shall not solicit any Management Employee to become an employee of the Company without the prior consent of ECC, unless and until ECC terminates the employment of such Management Employee.
ARTICLE VI
No Agency Relationship
     Section 6.1 No Agency Relationship. ECC, in performance of this Agreement, is acting as an independent contractor to the Company, and not as a partner, joint venturer or agent, nor do the parties hereto intend to create by this Agreement an employer-employee relationship. Neither party hereto shall be bound by any representation, act or omission of the other party hereto. Neither party hereto has any right, power or authority to create any obligation, express or implied, on behalf of the other party hereto.
ARTICLE VII
Indemnification
     Section 7.1 Indemnification by the Company. The Company shall indemnify, defend, and hold harmless the ECC Indemnified Parties, from and against any and all Liabilities that any ECC Indemnified Party may suffer arising from or out of, or relating to (a) any breach by the Company of its obligations under this Agreement or (b) any acts of ECC in providing the employees and Management Services to be provided by ECC pursuant to this Agreement, except to the extent such Liabilities (i) arise from or relate to any breach by ECC of its obligations under this Agreement, (ii) are attributable to the negligence, willful misconduct, fraud, or bad faith of ECC or such other ECC Indemnified Party seeking indemnification under this Section 7.1, or (iii) are covered by insurance maintained by ECC or such other ECC Indemnified Party.
     Section 7.2 Indemnification by ECC. ECC shall indemnify, defend, and hold harmless the Company Indemnified Parties, from and against any Liabilities any Company Indemnified Employee may suffer arising from or out of, or relating to, (a) any breach by ECC of its obligations under this Agreement or (b) the negligence, willful misconduct, fraud, or bad faith of ECC in performing its obligations under this Agreement.
     Section 7.3 Limitations and Liability. Each party hereto shall have a duty to mitigate the Liabilities for which the other is responsible hereunder. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL (INCLUDING LOSS OF

REVENUES OR PROFITS), EXEMPLARY OR PUNITIVE DAMAGES OR THE LIKE ARISING UNDER ANY LEGAL OR EQUITABLE THEORY OR ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT (OR THE PROVISION OF SERVICES HEREUNDER), ALL OF WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT ANY PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
     Section 7.4 Indemnification is Exclusive Remedy. The indemnification provisions of this Article VII shall be the exclusive remedy for breach of this Agreement.
     Section 7.5 Indemnification Procedures. All claims for indemnification pursuant to this Article VII shall be made in accordance with the provisions set forth in Article V of the Separation Agreement.
ARTICLE VIII
Miscellaneous
     Section 8.1 Entire Agreement. This Agreement, including the Schedules hereto and the sections of the Separation Agreement referenced herein, constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements, negotiations, discussions, understandings, writings and commitments between the parties hereto with respect to such subject matter.
     Section 8.2 Governing Law; Service of Process; Jurisdiction. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof to the extent such rules would require the application of the law of another jurisdiction. The state or federal courts located within the City of New York shall have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the parties hereto consent to and agree to submit to the exclusive jurisdiction of such courts. Each of the parties hereto hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by Applicable Law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum.
     Section 8.3 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)

ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT.
     Section 8.4 Amendment. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of ECC and the Company.
     Section 8.5 Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or the parties hereto entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party hereto, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any party hereto thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
     Section 8.6 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party hereto or thereto. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties hereto.
     Section 8.7 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto.
     Section 8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns; provided, however, that the rights and obligations of either party hereto under this Agreement shall not be assignable by such party without the prior written consent of the other party. The successors and permitted assigns hereunder shall include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).
     Section 8.9 Third Party Beneficiaries. Except to the extent otherwise provided in Article VII, the provisions of this Agreement are solely for the benefit of the parties hereto and their respective Affiliates, successors and permitted assigns and shall not confer upon any third Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.
     Section 8.10 Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered or mailed in accordance with the terms of Section 9.12 of the Separation Agreement.

     Section 8.11 No Public Announcement. Neither ECC nor the Company shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that either party hereto shall be so obligated by Applicable Law or the rules of any regulatory body, stock exchange or quotation system, in which case the other party hereto shall be advised and the parties hereto shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with Applicable Law, accounting and SEC disclosure obligations or the rules of any stock exchange.
     Section 8.12 Limited Liability. Notwithstanding any other provision of this Agreement, no individual who is a stockholder, director, employee, officer, agent or representative of the Company or ECC, in its capacity as such, shall have any liability in respect of or relating to the covenants or obligations of such party under this Agreement and, to the fullest extent legally permissible, each of the Company and ECC, for itself and its respective stockholders, directors, employees, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to Applicable Law.
     Section 8.13 Mutual Drafting. This Agreement shall be deemed to be the joint work product of ECC and the Company and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.
     Section 8.14 Effect if Separation Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their authorized representatives as of the date first above written.

EchoStar Communications Corporation

By:
Name:
Title:

EchoStar Holding Corporation

By:
Name:
Title:
Signature Page to Management Services Agreement